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EXHIBIT 23.4

                            DEGOLYER AND MACNAUGHTON
                            5001 SPRING VALLEY ROAD
                                 SUITE 800 EAST
                              DALLAS, TEXAS 75244


                                February 5, 2008



Pacific Energy Resources, Ltd.
111 W. Ocean Blvd., Suite 1240
Long Beach, California 90802

Ladies and Gentlemen:

We hereby consent to the incorporation by reference of the name DeGolyer and MacNaughton, to the inclusion of information contained in our "Appraisal Report as of December 31, 2006 on Certain Properties Located in Los Angeles County, California owned by Pacific Energy Resources, Ltd. after deducting the Bankers ORRI" and "Appraisal Report as of January 1, 2007 on Certain Properties Attributable to Pacific Energy Resources, Ltd. in Alaska" (our Reports), and to references to DeGolyer and MacNaughton in the section "Independent Petroleum Engineers" in the Registration Statement on Form S-1 of Pacific Energy Resources, Ltd. and the Prospectus contained in Form S-1. We are able to verify that the section under the sub-headings "Alaska Assets" for properties in Alaska and "Onshore California" for properties in the Onshore LA Basin, California, of the Form S-1 are the same and those listed in our Reports.

                                                    Very truly yours,


                                                    /S/ DEGOLYER AND MACNAUGHTON
                                                    ----------------------------
                                                    DeGOLYER and MacNAUGHTON